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                      DEVELOPMENT AGREEMENT

THIS AGREEMENT, made and entered into this 7th day of January, 1994, by and between BANKERS NATIONAL LIFE INSURANCE COMPANY, a Texas corporation, hereinafter called the "Owner", and BROWNING INVESTMENTS, INC., an Indiana corporation, hereinafter called the "Developer";

                           WITNESSETH:

WHEREAS, Owner has purchased in five separate transactions a total of approximately 63 acres of land in Carmel, Hamilton County, Indiana, described on Exhibits "D", "E", "I", "J" and "K" attached hereto ("Real Estate"), for purposes of future expansion of its corporate headquarters complex located in the Meridian Technology Center;

WHEREAS, Developer, in addition to being a leasing agent and property manager, is also experienced and has expertise in planning and developing commercial real estate projects, including the Meridian Technology Center and other complexes of office and commercial buildings, and in rendering various services prior to the construction period;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties enter into the following:

                            AGREEMENT

1. For the period from the date of this Agreement to December 31, 1996, Developer agrees to direct and coordinate the future development of the Real Estate; Developer's services shall include the following:

     (a) Upon request, Developer shall counsel and assist Owner in its selection of architects, engineers or other persons, firms or corporations Owner may want to employ at Owner's expense in developing the Real Estate with respect to the requirements set forth by Owner.

     (b) Upon request, Developer shall review and comment on any plans, designs or drawings obtained by Owner, at Owner's expense. Such review shall include advice regarding coordinating the development of the Real Estate with the existing development as to site plan, parking and access, landscaping, building materials and quality of construction, reasonableness of expense and aesthetics.

2. In consideration of these services, Owner agrees to pay the Developer the sum of SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00), which amount shall be in addition to any amounts payable under any property management, construction, or any other agreement. The Developer's fee shall be paid upon execution of this agreement.

3. This Agreement may not be assigned or otherwise transferred by either party hereto without the written consent of the other party, unless the assignment or transfer is to an entity owned or controlled by such party at the time, and written notice is given to the other party. No such assignment shall release a party from primary responsibility for its obligations hereunder, without the written consent of the other party.
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4.  This Agreement shall be binding upon, and inure to the benefit of, the parties, their successors, heirs, legal representatives, legatees and assigns.

5. This Agreement, executed and to be performed in the State of Indiana, shall be governed by the laws of the State of Indiana.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

DEVELOPER:                         OWNER:

BROWNING INVESTMENTS, INC.         BANKERS NATIONAL LIFE
                                     INSURANCE COMPANY



By: /s/ F. RICHARD REMBUSCH        By: /s/ DONALD F. GONGAWARE
    ------------------------           -------------------------

Name: F. Richard Rembusch          Name: Donald F. Gongaware

Title:  Executive Vice President   Title: President and Chief Operating Officer

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                           EXHIBIT "D"

Part of the Southeast Quarter of Section 3.5, Township 18 North,
Range 3 East of the Second Principal Meridian in Hamilton County,
Indiana, being more particularly described as follows:

Commencing at a railroad spike marking the Southwest corner of the said Southeast Quarter Section: thence North 00 degrees 05 minutes 40 seconds West (assumed bearing) along the West line of the said Quarter Section a distance of 728.45 feet; thence North 88 degrees 46 minutes 54 seconds East, parallel with the South line of the said Quarter Section, a distance of 387.75 feet to a curve having a radius of 750.00 feet, the radius point of which bears North 01 degrees 13 minutes 06 seconds West; thence Easterly along said curve an arc distance of 142.35 feet to an existing P.K. nail and the BEGINNING POINT (said point bears South 12 degrees 05 minutes 35 seconds East from said radius point); thence North 01 degrees 13 minutes 06 seconds West a distance of 495.38 feet to an existing rebar w/yellow cap; thence South 88 degrees 46 minutes 54 seconds West, parallel with the said South line, a distance of 464.27 feet to an existing P.K. nail and the East right-of-way line for Pennsylvania Street; thence North 00 degrees 05 minutes 40 seconds West, parallel with the West line of the said Quarter Section and along the said East right-of-way line, a distance of 573.33 feet to a P.K. nail; thence North 88 degrees 46 minutes 54 seconds East, parallel with the said South line, a distance of 1260.47 feet to a P.K. nail; thence South 00 degrees 00 minutes 00 seconds West a distance of 831.72 feet to a 5/8 inch rebar w/yellow cap and a curve having a radius of 1000.00 feet, the radius point of which bears South 12 degrees 13 minutes 54 seconds East; thence Southwesterly along said curve an arc distance of 113.12 feet to a P.K. nail which bears North 18 degrees 43 minutes 06 seconds West from said radius point; thence South 71 degrees 16 minutes 54 seconds West a distance of 625.00 feet to an existing rebar w/yellow cap and a curve having a radius of 750.00 feet, the radius point of which bears North 18 degrees 43 minutes 06 seconds West; thence Southwesterly along said curve an arc distance of 86.72 feet to the BEGINNING POINT (said point bears South 12 degrees 05 minutes 35 seconds East from said radius point).

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                           EXHIBIT "E"

Part of the Northeast Quarter of Section 35, Township 18 North,
Range 3 East of the Second Principal Meridian in Hamilton County,
Indiana, being more particularly described as follows:

Commencing at a railroad spike marking the Southwest Corner of the said Northeast Quarter Section; thence North 00 degrees 07 minutes 31 seconds West (assumed bearing) along the West line of the said Quarter Section a distance of 510.08 feet to a P.K. nail and the BEGINNING POINT; thence North 88 degrees 49 minutes 16 seconds East, parallel with the South line of the said Quarter Section, a distance of 1326.90 feet to a 5/8 inch rebar w/yellow cap and the Southwest corner of Block 3 in the Conditional Secondary Plat Carmel Science and Technology Park, the plat of which is recorded in Plat Book 13, pages 65 thru 71 in the Office of the Recorder of Hamilton County, Indiana; thence North 00 degrees 06 minutes 12 seconds West along the West line of said Block 3 a distance of
572.31 feet to a 5/8 inch rebar w/yellow cap which lies South 00 degrees 06 minutes 12 seconds East 1542.00 feet from the Northeast corner of the West Half of the said Quarter Section; thence South 88 degrees 40 minutes 34 seconds West, parallel with the North line of the said Quarter Section, a distance of 1327.19 feet to an existing P.K. Nail and the West line of the Said Quarter Section; thence South 00 degrees 07 minutes 31 seconds East along the said West line a distance of 568.95 feet to the BEGINNING POINT, containing 17.381 acres more or less.

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                           EXHIBIT "I"

          Part of the Southwest Quarter of Section 36 and part of the Southeast Quarter of Section 35 in Township 18 North, Range 3
East of the Second Principal Meridian in Hamilton County, Indiana, being more particularly described as follows:

          Commencing at the Southwest corner of the said Southwest Quarter Section; thence North 89 degrees 07 minutes 52 seconds East (Assumed Bearing) along the South line of the said Southwest Quarter Section 148.00 feet; thence North 00 degrees 16 minutes 22 seconds West, parallel with the West line of the said Southwest Quarter Section 734.00 feet; thence North 89 degrees 07 minutes 52 seconds East, parallel with the said South line 450.06 feet; thence North 00 degrees 16 minutes 22 seconds West, parallel with the said West line, 763.37 feet to the Beginning Point; thence South 89 degrees 07 minutes 52 seconds West 432.11 feet; thence South 60 degrees 05 minutes 00 seconds West 335.00 feet to a curve having a radius of 500.00 feet, the radius point of which bears South 60 degrees 05 minutes 00 seconds West; thence Northwesterly along the said curve 281.57 feet to a point which bears North 27 degrees 49 minutes 03 seconds East from said radius point; thence North 62 degrees 10 minutes 57 seconds West 317.60 feet; thence North 27 degrees 49 minutes 03 seconds East 343.29 feet; thence North 88 degrees 57 minutes 26 seconds East, parallel with the north line of the said Southwest Quarter Section, 1041.01 feet; thence South 00 degrees 16 minutes 22 seconds East, parallel with the said west line 490.00 feet to the Beginning Point, containing 12.970 acres, more or less.

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                           EXHIBIT "J"


                        Land Description
        (Token Parcel together with Part Old Highway R/W)

Part of the Northwest Quarter of Section 35, Township 18 North,
Range 3 East in Hamilton County, Indiana, being more particularly described as follows:

Commencing at a Railroad Spike marking the Southeast Corner of the said Northwest Quarter Section; thence South 88 degrees 45 minutes 10 seconds West (Assumed Bearing) along the South Line of the said Northwest Quarter Section a distance of 184.00 feet to a 5/8 inch rebar with yellow cap marked "S" and the BEGINNING POINT; thence continue South 88 degrees 45 minutes 10 seconds West along the said South Line a distance of 402.60 feet to an existing 5/8 inch rebar with yellow cap stamped "S" and the East Limited Access right-of-way line for U.S. 31 per D.O.T. plans, project STF-222(9), sheets 16 and 17, dated 1973; thence North 00 degrees 04 minutes 52 West along said East Limited access right-of-way line a distance of
660.01 feet to a 5/8 inch rebar with yellow cap marked "Firm # 0001" (hereinafter referred to as "rebar") distant 660 feet north of the south line of the said Northwest Quarter Section; thence North 88 degrees 45 minutes 10 seconds East, parallel with the South Line of the said Northwest Quarter Section, a distance of
585.70 feet to a "railroad spike" in the East Line of the said Northwest Quarter Section; thence South 00 degrees 09 minutes 35 seconds East along the said East Line a distance of 288.00 feet to a "railroad spike" at a point distant 372.00 feet north of the Southeast Corner of said Northwest Quarter Section; thence South 88 degrees 45 minutes 10 seconds West, parallel with the said South Line, a distance of 182.00 feet to a "rebar"; thence South 00 degrees 09 minutes 35 seconds East, parallel with the said East Line, a distance of 123.00 feet to a "rebar" distant 249.00 feet north of the south line of said Northwest Quarter Section; thence South 88 degrees 45 minutes 10 seconds West, parallel with the said South Line, a distance of 2.00 feet to a "rebar"; thence South 00 degrees 09 minutes 35 seconds East, parallel with the said East Line, a distance of 249.00 feet to the BEGINNING POINT. Containing
7.314 acres, more or less.


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                           EXHIBIT "K"

                        LAND DESCRIPTION
                  (Deed Book 345, Page 490-492)

Part of the Northwest Quarter of Section 35, Township 18 North,
Range 3 East in Hamilton County, Indiana, described as follows:

Beginning at a point in the South line thereof distant West 184 feet of the Southeast corner thereof; thence West in and along said South line 583 feet to a point in the centerline of U. S. Highway
# 31; thence North therein 255 feet; thence East 554 feet to a point 184 feet West of the East line of said Northwest Quarter Section; thence South 249 feet to the place of beginning.

EXCEPT:
Beginning at the intersection of the East boundary of U. S. 31 and the South line of said Quarter Section South 88 degrees 24 minutes 05 seconds West 722.00 feet from the Southeast corner of said Quarter Section; thence along the Eastern boundary of U. S. R. 31 Northeasterly 254.79 feet along an arc to the right and having a radius of 1,859.86 feet and subtended by a long chord having a bearing of North 6 degrees 07 minutes 32 seconds East and a length of 254.59 feet to the North line of the owners' land; thence North 88 degrees 46 minutes 46 seconds East 107.19 feet along said North line; thence South 0 degrees 13 minutes 30 seconds East 251.65 feet to the South line of the owners' land; thence South 88 degrees 24 minutes 05 seconds West 135.37 feet along said South line to the point of beginning.

AND ALSO;
A part of the Northwest Quarter of Section 35, Township 18 North,
Range 3 East, more particularly described as follows:

Begin 372 feet North of the Southeast corner of the Northwest Quarter of Section 35, Township 18 North, Range 3 East and run thence West 132 feet Deed (182 feet Measured); thence South 123 feet; thence West 606 feed Deed (563.18 feet Measured) to the center of State Highway No. 31, said point being 738 feet Deed (745.18 feet Measured) West of the East line of said Quarter Section; thence Northeastwardly along center of said highway 430 feet, more or less, to a point which is 660 feet North of the South line of said Quarter Section; thence East 606 feet, more or less, Deed (623.44 feet Measured) to the East line of said Quarter Section; thence South 288 feet, more or less, to the place of beginning, in Hamilton County, Indiana.

EXCEPT:
A part of the Northwest Quarter of Section 35, Township 18 North,
Range 3 East, Hamilton County, Indiana, described as follows:

Commencing at the Southeast corner of said Quarter Section; thence Northerly 249.00 feet along the East line of said Quarter Section to the prolonged South line of the owner's land; thence South 88 degrees 46 minutes 46 seconds West 687.99 feet along said prolonged South line and the South line of the owner's land to the Eastern boundary of U. S. R. 31 which is the point of beginning of this description; thence along the Eastern boundary of U. S. R. 31 Northeasterly 384.78 feet along an arc to the right and having a radius of 1,859.86 feet and subtended by a long chord having a bearing of North 15 degrees 58 minutes 37 seconds East and a length of 384.10 feet; thence South 00 degrees 13 minutes 30 seconds East
366.98 feet to the South line of the owner's land; thence South 88 degrees 46 minutes 46 seconds West 107.19 feet along the said South line to the point of beginning and containing 0.510 acres, more or less.